Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Second Quarter 2013 Results

•     Second Quarter Revenues of $414.6 Million

•     Second Quarter Adjusted EPS of $0.58

•     2013 Guidance Reduced Primarily Due to Softness in North America Restructuring Demand

West Palm Beach, Fla., August 8, 2013 – FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today released its financial results for the quarter ended June 30, 2013.

For the quarter, revenues increased 4.6 percent to $414.6 million compared to $396.2 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.58 for the quarter compared to $0.18 in the prior year quarter, which included a special charge reducing EPS by $0.42. Adjusted EPS were $0.58 for the quarter compared to $0.60 in the prior year quarter. Adjusted EPS for the quarter were reduced by $0.04 per share as a result of an Australian “Stamp Tax” and other closing costs related to our acquisition of an Australian corporate advisory firm. As discussed elsewhere in this press release, Adjusted EPS for the quarter also included the offsetting effects of two non-cash valuation adjustments – a revaluation gain related to the contingent consideration liability of a prior acquisition which increased Adjusted EPS by $0.18 and a deferred tax valuation reserve related to foreign tax credits which reduced Adjusted EPS by $0.17.

Adjusted EBITDA was $74.2 million for the quarter compared to $66.6 million in the prior year quarter. Adjusted EBITDA included the revaluation gain of $8.2 million during the quarter, compared to a revaluation gain of $4.1 million in the prior year quarter. The increase in Adjusted EBITDA compared to the prior year quarter resulted from the larger revaluation gain in the current quarter and a reduction of performance-based compensation expense.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Jack Dunn, FTI Consulting President and Chief Executive Officer said, “The most significant factor affecting the quarter’s performance and our reduced guidance for the year was slowing demand for bankruptcy and restructuring work in North America. Record levels of new speculative grade and structured finance offerings and the continuation of the Fed’s policy of quantitative easing have resulted in lower than expected default rates and demand for bankruptcy and restructuring services. On the other hand, the record level of highly levered debt outstanding over the long term should create the potential for significant engagements when interest rates and default rates regress to more normal levels.”

“Across the remainder of our business, results included continued strength in our Economic Consulting segment, notably in Europe. We also realized improved revenues and profitability in our Technology segment driven by increased demand for our M&A-related second request services, and 12 percent revenue growth over the prior year quarter in our health solutions practice.”

Cash and Capital Allocation

Net cash provided by operating activities in the quarter was $21.7 million compared to $0.5 million in the prior year quarter, primarily due to strong cash collections. Cash and cash equivalents were $92.6 million at June 30, 2013. During the quarter, the Company utilized cash of $25.8 million for acquisitions, which was primarily related to the acquisition of an Australian corporate advisory firm.

Second Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment were $96.7 million in the quarter compared to $96.2 million in the prior year quarter. The segment benefited from three acquisitions which contributed revenues of $13.0 million in the quarter; however, the segment experienced an equivalent decline in bankruptcy and restructuring revenues in the North America and Asia Pacific regions. Adjusted Segment EBITDA was $24.1 million or 24.9 percent of segment revenues, compared to $27.3 million or 28.4 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA included a revaluation gain of $6.3 million during the quarter, compared to a revaluation gain of $3.8 million in the prior year quarter, and a reduction of $1.8 million due to the Australian “Stamp Tax” and other closing costs related to our acquisition of an Australian corporate advisory firm. Adjusted Segment EBITDA margin in the quarter was reduced by underutilization in the segment’s North America bankruptcy and restructuring practice, which was partially offset by a reduction of performance-based compensation expense and the revaluation gain.

Economic Consulting

Revenues in the Economic Consulting segment increased 11.6 percent to $111.0 million compared to $99.5 million in the prior year quarter. The increase in revenues was driven by continued strong demand for the segment’s antitrust litigation services in North America and Europe, Middle East and Africa (“EMEA”) and international arbitration, regulatory and valuation practices in EMEA. Adjusted Segment EBITDA was $20.8 million or 18.7 percent of segment revenues, compared to $18.5 million or 18.6 percent of segment revenues in the prior year quarter.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment were $105.1 million in the quarter compared to $106.3 million in the prior year quarter. Revenue growth in the health solutions practice was offset by continued weak demand for the segment’s North America investigations and trial services practices. Adjusted Segment EBITDA was $20.7 million or 19.7 percent of segment revenues, compared to $19.5 million or 18.4 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA included a revaluation gain of $1.9 million during the quarter, compared to a revaluation gain of $0.3 million in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to a reduction of performance-based compensation expense and the larger revaluation gain in the quarter, which was partially offset by underutilization in the trial services practice and investments in certain new EMEA practices.

Technology

Revenues in the Technology segment increased 7.3 percent to $51.2 million compared to $47.7 million in the prior year quarter. The increase in revenues was due to increased volume for M&A-related second request services and continued growth in EMEA and North America related to financial services investigations and competition matters. Adjusted Segment EBITDA was $16.9 million or 33.0 percent of segment revenues, compared to $12.9 million or 26.9 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin in the quarter was positively impacted by increased volumes for services and a lower level of R&D spend due to the completion of recently released versions of Ringtail®, which was partially offset by reduced pricing for services and consulting.

Strategic Communications

Revenues in the Strategic Communications segment increased 8.4 percent to $50.6 million compared to $46.6 million in the prior year quarter. The increase in revenues included a $1.5 million contribution from the acquisition of a U.S. public policy group completed in March 2013, increased pass-through revenues for certain North America retained engagements and improved project income in North America and EMEA. Adjusted Segment EBITDA was $5.2 million or 10.3 percent of segment revenues, compared to $5.0 million or 10.7 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was adversely impacted by a greater proportion of low margin pass-through revenues.

Non-Cash Valuation Adjustments

For the quarter, EPS and Adjusted EPS included the offsetting effects of non-cash valuation adjustments of (1) an acquisition-related contingent consideration liability, and (2) a foreign tax credit asset.

The Company reduced its acquisition-related contingent consideration liability related to business operations in Asia that were acquired in 2010, based upon a re-evaluation of the consideration expected to be paid over the remaining earn out period. The $8.2 million non-cash valuation adjustment was recorded as a revaluation gain and is included within “Acquisition-related contingent consideration” in the Consolidated Statement of Income. This revaluation gain resulted in a $0.18 increase in EPS and Adjusted EPS for the quarter. A revaluation gain of $4.1 million related to the same business operations was recorded in the prior year quarter, resulting in a $0.08 increase in EPS and Adjusted EPS.

Additionally, a $6.9 million non-cash valuation reserve was recorded to reduce a deferred tax asset previously established to reflect the benefit of future foreign tax credits which, based on a current assessment, may not be realizable in the future. This valuation allowance was recorded as an increase in income tax expense for the quarter, which decreased EPS and Adjusted EPS by $0.17.

2013 Guidance

Based on current market conditions, in particular the weakened outlook for North America bankruptcy and restructuring engagements, the Company now estimates that revenues for 2013 will be between $1.62 billion and $1.65 billion and Adjusted EPS will be between $2.10 and $2.20.

Second Quarter Conference Call

FTI Consulting will hold a conference call for analysts and investors to discuss second quarter financial results at 9:00 AM Eastern Time on August 8, 2013. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With over 4,000 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.58 billion in revenues during fiscal year 2012. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income (Loss). Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC on February 28, 2013, the Current Report on Form 8-K dated May 21, 2013 and in the Company’s other filings with the Securities and Exchange Commission, including the risks set forth under “Risks Related to Our Operating Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Six Months Ended
	June 30,
	2013	2012
Revenues	$821,791	$791,471

Operating expenses
Direct cost of revenues	518,008	493,838
Selling, general and administrative expense	192,972	195,049
Special charges	427	26,782
Acquisition-related contingent consideration	(6,721)	(2,984)
Amortization of other intangible assets	11,517	11,007

	716,203	723,692

Operating income	105,588	67,779

Other income (expense)
Interest income and other	550	2,919
Interest expense	(25,786)	(30,399)

	(25,236)	(27,480)

Income before income tax provision	80,352	40,299
Income tax provision	33,186	14,121

Net income	$47,166	$26,178

Earnings per common share - basic	$1.20	$0.65

Weighted average common shares outstanding - basic	39,272	40,475

Earnings per common share - diluted	$1.17	$0.61

Weighted average common shares outstanding - diluted	40,456	42,672

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax $0	$(27,223)	$1,889

Other comprehensive income (loss), net of tax	(27,223)	1,889

Comprehensive income	$19,943	$28,067

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30,
	2013	2012
Revenues	$414,613	$396,243

Operating expenses
Direct cost of revenues	259,528	248,220
Selling, general and administrative expense	96,325	92,460
Special charges	—	26,782
Acquisition-related contingent consideration	(7,452)	(3,541)
Amortization of other intangible assets	5,953	5,490

	354,354	369,411

Operating income	60,259	26,832

Other income (expense)
Interest income and other	(387)	(363)
Interest expense	(13,071)	(15,195)

	(13,458)	(15,558)

Income before income tax provision	46,801	11,274
Income tax provision	23,315	3,527

Net income	$23,486	$7,747

Earnings per common share - basic	$0.60	$0.19

Weighted average common shares outstanding - basic	39,143	40,592

Earnings per common share - diluted	$0.58	$0.18

Weighted average common shares outstanding - diluted	40,293	42,074

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax $0	$(11,714)	$(10,960)

Other comprehensive income (loss), net of tax	(11,714)	(10,960)

Comprehensive income (loss)	$11,772	$(3,213)

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

		Adjusted			Average Billable	Revenue- Generating
	Revenues	EBITDA (1)	Margin	Utilization (4)	Rate (4)	Headcount
	(in thousands)
Three Months Ended June 30, 2013
Corporate Finance/Restructuring (3)	$96,714	$24,123	24.9%	62%	$416	718
Forensic and Litigation Consulting (3)	105,120	20,693	19.7%	67%	$307	969
Economic Consulting	111,014	20,803	18.7%	82%	$505	499
Technology (2)	51,196	16,888	33.0%	N/M	N/M	285
Strategic Communications (2)	50,569	5,219	10.3%	N/M	N/M	611

	$414,613	87,726	21.2%			3,082

Unallocated Corporate Expenses		(13,498)

Adjusted EBITDA (1)		$74,228	17.9%

Six Months Ended June 30, 2013
Corporate Finance/Restructuring (3)	$195,794	$43,208	22.1%	66%	$412	718
Forensic and Litigation Consulting (3)	205,844	33,504	16.3%	65%	$314	969
Economic Consulting	226,208	46,997	20.8%	86%	$501	499
Technology (2)	97,900	30,604	31.3%	N/M	N/M	285
Strategic Communications (2)	96,045	8,773	9.1%	N/M	N/M	611

	$821,791	163,086	19.8%			3,082

Unallocated Corporate Expenses		(29,532)

Adjusted EBITDA (1)		$133,554	16.3%

Three Months Ended June 30, 2012
Corporate Finance/Restructuring (3)	$96,187	$27,296	28.4%	75%	$413	596
Forensic and Litigation Consulting (3)	106,256	19,542	18.4%	68%	$306	930
Economic Consulting	99,455	18,491	18.6%	80%	$496	467
Technology (2)	47,697	12,849	26.9%	N/M	N/M	311
Strategic Communications (2)	46,648	4,970	10.7%	N/M	N/M	599

	$396,243	83,148	21.0%			2,903

Unallocated Corporate Expenses		(16,532)

Adjusted EBITDA (1)		$66,616	16.8%

Six Months Ended June 30, 2012
Corporate Finance/Restructuring (3)	$193,061	$51,468	26.7%	77%	$413	596
Forensic and Litigation Consulting (3)	209,891	34,211	16.3%	74%	$304	930
Economic Consulting	199,507	36,915	18.5%	83%	$483	467
Technology (2)	97,357	26,064	26.8%	N/M	N/M	311
Strategic Communications (2)	91,655	9,499	10.4%	N/M	N/M	599

	$791,471	158,157	20.0%			2,903

Unallocated Corporate Expenses		(37,581)

Adjusted EBITDA (1)		$120,576	15.2%

(1)

We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). See also our reconciliation of GAAP to non-GAAP financial measures.

(2)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

(3)

Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.

(4)

2013 and 2012 utilization and average bill rate calculations for our Corporate Finance/Restructuring, Forensic and Litigation Consulting, and Economic Consulting segments were updated to reflect the realignment of certain practices as well as information related to non-U.S. operations that was not previously available.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income	$23,486	$7,747	$47,166	$26,178
Add back: Special charges, net of tax effect (1)	—	17,320	253	17,320

Adjusted Net Income (2)	$23,486	$25,067	$47,419	$43,498

Earnings per common share - diluted	$0.58	$0.18	$1.17	$0.61
Add back: Special charges, net of tax effect (1)	—	0.42	—	0.41

Adjusted EPS (2)	$0.58	$0.60	$1.17	$1.02

Weighted average number of common shares outstanding - diluted	40,293	42,074	40,456	42,672

(1)

The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments for the six months ended June 30, 2013 was 40.7%, and the adjustment was 35.3% for each of the three and six months ended June 30, 2012. The tax expense related to the adjustments for the six months ended June 30, 2013 was $0.2 million with no impact on diluted earnings per share. The tax expense for the three and six months ended June 30, 2012 was $9.5 million or $0.22 impact on diluted earnings per share.

(2)

We define Adjusted Net Income and Adjusted Earnings per Diluted Share as net income and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Diluted Share. Management uses Adjusted Earnings per Diluted Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Three Months Ended June 30, 2013	Corporate Finance / Restructuring (3)	Forensic and Litigation Consulting (3)	Economic Consulting	Technology	Strategic Communi- cations	Unallocated Corporate Expenses	Total
Net income							$23,486
Interest income and other							387
Interest expense							13,071
Income tax provision							23,315

Operating income (1)	$21,436	$19,177	$19,530	$11,292	$3,394	$(14,570)	$60,259
Depreciation and amortization	855	937	863	3,611	678	1,072	8,016
Amortization of other intangible assets	1,832	579	410	1,985	1,147	—	5,953

Adjusted EBITDA (2)	$24,123	$20,693	$20,803	$16,888	$5,219	$(13,498)	$74,228

Six Months Ended June 30, 2013
Net income							$47,166
Interest income and other							(550)
Interest expense							25,786
Income tax provision							33,186

Operating income (1)	$38,135	$30,279	$44,525	$19,374	$5,121	$(31,846)	105,588
Depreciation and amortization	1,622	1,961	1,668	7,246	1,323	2,202	16,022
Amortization of other intangible assets	3,383	1,091	808	3,970	2,265	—	11,517
Special charges	68	173	(4)	14	64	112	427

Adjusted EBITDA (2)	43,208	33,504	46,997	30,604	8,773	(29,532)	133,554

Three Months Ended June 30, 2012	Corporate Finance / Restructuring (3)	Forensic and Litigation Consulting (3)	Economic Consulting	Technology	Strategic Communi- cations	Unallocated Corporate Expenses	Total
Net income							$7,747
Interest income and other							363
Interest expense							15,195
Income tax provision							3,527

Operating income (loss) (1)	$14,520	$10,201	$16,551	$4,757	$(1,370)	$(17,827)	$26,832
Depreciation and amortization	775	1,025	724	3,142	669	1,177	7,512
Amortization of other intangible assets	1,440	508	398	1,984	1,160	—	5,490
Special charges	10,561	7,808	818	2,966	4,511	118	26,782

Adjusted EBITDA (1)	$27,296	$19,542	$18,491	$12,849	$4,970	$(16,532)	$66,616

Six Months Ended June 30, 2012

Net income							$26,178
Interest income and other							(2,919)
Interest expense							30,399
Income tax provision							14,121

Operating income (1)	$36,464	$23,298	$33,871	$12,958	$1,287	$(40,099)	67,779
Depreciation and amortization	1,565	2,081	1,429	6,164	1,369	2,400	15,008
Amortization of other intangible assets	2,878	1,024	797	3,976	2,332	—	11,007
Special charges	10,561	7,808	818	2,966	4,511	118	26,782

Adjusted EBITDA (2)	51,468	34,211	36,915	26,064	9,499	(37,581)	120,576

(1)

We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA.

(2)

We define Adjusted EBITDA as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income (Loss). See also our reconciliation of GAAP to non-GAAP financial measures.

(3)

Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED June 30, 2013 AND 2012

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net income	$47,166	$26,178
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,022	18,449
Amortization of other intangible assets	11,517	11,186
Acquisition-related contingent consideration	(6,721)	(2,984)
Provision for doubtful accounts	7,478	7,027
Non-cash share-based compensation	17,046	17,805
Non-cash interest expense	1,349	3,887
Other	(197)	70
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(58,827)	(50,190)
Notes receivable	(11,113)	(23,834)
Prepaid expenses and other assets	(1,485)	(4,363)
Accounts payable, accrued expenses and other	(1,354)	(1,216)
Income taxes	14,740	(17,108)
Accrued compensation	(10,467)	(43,081)
Billings in excess of services provided	(5,785)	886

Net cash provided by (used in) operating activities	19,369	(57,288)

Investing activities
Payments for acquisition of businesses, net of cash received	(40,512)	(21,550)
Purchases of property and equipment	(14,130)	(13,728)
Other	21	93

Net cash used in investing activities	(54,621)	(35,185)

Financing activities
Payments of long-term debt and capital lease obligations	—	(1,974)
Purchase and retirement of common stock	(28,758)	—
Net issuance of common stock under equity compensation plans	1,245	(840)
Other	(616)	(1,324)

Net cash used in financing activities	(28,129)	(4,138)

Effect of exchange rate changes on cash and cash equivalents	(850)	(1,831)

Net decrease in cash and cash equivalents	(64,231)	(98,442)
Cash and cash equivalents, beginning of period	156,785	264,423

Cash and cash equivalents, end of period	$92,554	$165,981

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AT JUNE 30, 2013 AND DECEMBER 31, 2012

(in thousands, except per share amounts)

	June 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$92,554	$156,785
Restricted cash	—	1,190
Accounts receivable:
Billed receivables	362,664	314,491
Unbilled receivables	223,875	208,797
Allowance for doubtful accounts and unbilled services	(106,507)	(94,048)

Accounts receivable, net	480,032	429,240
Current portion of notes receivable	34,128	33,194
Prepaid expenses and other current assets	40,298	50,351
Current portion of deferred tax assets	17,765	3,615

Total current assets	664,777	674,375
Property and equipment, net of accumulated depreciation	65,607	68,192
Goodwill	1,263,166	1,260,035
Other intangible assets, net of amortization	101,675	104,181
Notes receivable, net of current portion	110,908	101,623
Other assets	64,748	67,046

Total assets	$2,270,881	$2,275,452

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$85,974	$98,109
Accrued compensation	144,391	168,392
Current portion of long-term debt and capital lease obligations	6,000	6,021
Billings in excess of services provided	25,413	31,675

Total current liabilities	261,778	304,197
Long-term debt and capital lease obligations, net of current portion	717,000	717,024
Deferred income taxes	129,111	105,751
Other liabilities	83,425	80,248

Total liabilities	1,191,314	1,207,220

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 40,494 (2013) and 40,755 (2012)	405	408
Additional paid-in capital	359,373	367,978
Retained earnings	788,381	741,215
Accumulated other comprehensive loss	(68,592)	(41,369)

Total stockholders’ equity	1,079,567	1,068,232

Total liabilities and stockholders’ equity	$2,270,881	$2,275,452